Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hexcel Corporation (“Hexcel”) on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nick L. Stanage, Chairman of the Board of Directors, Chief Executive Officer and President of Hexcel, and Patrick Winterlich, Executive Vice President and Chief Financial Officer of Hexcel, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hexcel.

February 18, 2020	/s/ NICK L. STANAGE
(Date)	Nick L. Stanage
Chairman of the Board of Directors,
Chief Executive Officer and President

February 18, 2020	/s/ PATRICK WINTERLICH
(Date)	Patrick Winterlich
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hexcel Corporation and will be retained by Hexcel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.